SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-K


                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



  Date of Report (Date earliest event reported) April 15, 1998



Commission     Registrant, State of Incorporation,   I.R.S. Employer
File Number    Address and Telephone Number          Identification No.


1-11299        ENTERGY CORPORATION                   72-1229752
               (a Delaware corporation)
               639 Loyola Avenue
               New Orleans, Louisiana 70113
               Telephone (504) 529-5262

0-5807         ENTERGY NEW ORLEANS, INC.             72-0273040
               (a Louisiana corporation)
               639 Loyola Avenue
               New Orleans, Louisiana 70113
               Telephone (504) 529-5262



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Item 5:   Other Events

          On April 15, 1998, a group of residential and business ratepayers filed suit against Entergy New Orleans, Inc. ("Entergy New Orleans") in the Orleans Parish Civil District Court on behalf of all ratepayers in New Orleans. The plaintiffs allege that Entergy New Orleans has overcharged ratepayers at least $300,000,000 since 1975 in violation of limits set by the 1922 franchise ordinances passed by the City of New Orleans City Council (the "City Council"). The plaintiffs seek, among other things, (1) a declaratory judgment that such franchise ordinances have been violated, and (2) a remand to the City Council for the establishment of the amount of overcharges plus interest.

          Entergy New Orleans' position is that the lawsuit is completely without merit. Entergy New Orleans has charged only those rates authorized by the City Council, which the City Council has set in accordance with applicable law. Entergy New Orleans will vigorously defend itself in this matter.


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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act
1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                              ENTERGY CORPORATION
                              ENTERGY NEW ORLEANS, INC.


                              By:  /s/ Louis E. Buck
                                   Louis E. Buck
                               Vice President, Chief Accounting
                               Officer and Assistant Secretary

Dated:  April 21, 1998